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INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors
Chardan China Acquisition Corp.



We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated January 12, 2004 on the financial statements of Chardan China Acquisition Corp. as of December 31, 2003 and for the period from December 5, 2003 (date of inception) to December 31, 2003, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ Goldstein Golub Kessler LLP


GOLDSTEIN GOLUB KESSLER LLP
New York, New York



January 12, 2004